As filed with the Securities and Exchange Commission on March 27, 2009

Registration No. 333-150049

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VERUTEK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	06-1828817 (I.R.S. Employer Identification Number)
65 West Dudley Road, Suite 100 Bloomfield, Connecticut (Address of Principal Executive Offices)	06002 (Zip Code)

VeruTEK Technologies, Inc.
2008 Stock Incentive Plan
(Full Title of the Plan)

John Collins
President and Chief Executive Officer
VeruTEK Technologies, Inc.
65 West Dudley Town Road, Suite 100
Bloomfield, Connecticut 06002
 (Name and Address of Agent for Service)

(860) 242-9800
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Graham Robinson, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

VeruTEK Technologies, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-8, Registration No. 333-150049, filed on April 2, 2008 (the “Registration Statement”), to deregister unsold securities of the Registrant offered under the VeruTEK Technologies, Inc. 2008 Stock Incentive Plan.  As a result, the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 that is expected to be filed following the filing of this Post-Effective Amendment No. 1 shall not be incorporated by reference into the Registration Statement.

Pursuant to the undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities which remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield, State of Connecticut, on this 27th day of March, 2009.

VERUTEK TECHNOLOGIES, INC.

By:	/s/ Michael F. Vagnini
Michael F. Vagnini
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* John Collins	President, Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2009
/s/ Michael F. Vagnini Michael F. Vagnini	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 27, 2009
* Mark S. Ain	Director	March 27, 2009
* Douglas K. Anderson	Director	March 27, 2009
* Carlos P. Naudon	Director	March 27, 2009

* By: /s/ Michael F. Vagnini
          Michael F. Vagnini
          Attorney-in-Fact

3